Exhibit 10.4

AMENDMENT NO. 1 TO ROLL-UP AGREEMENT

dated as of

July 29, 2020

among

JAMES C. ZELTER,

THE JAMES AND VIVIAN ZELTER GST EXEMPT FAMILY TRUST,

BRH HOLDINGS, L.P.,

AP PROFESSIONAL HOLDINGS, L.P.,

APO ASSET CO., LLC,

APO CORP.,

AND

APOLLO GLOBAL MANAGEMENT, INC.

This AMENDMENT NO. 1 TO ROLL-UP AGREEMENT (this “Amendment”), dated as of July 29, 2020, is made by and among James C. Zelter (the “Senior Manager”), The James and Vivian Zelter GST Exempt Family Trust (the “Zelter Trust”), AP PROFESSIONAL HOLDINGS, L.P., a Cayman Islands exempted limited partnership (“Holdings”), BRH Holdings, L.P., a Cayman Islands exempted limited partnership and limited partner of Holdings (“BRH”), Apollo Global Management, Inc., a Delaware corporation (“Apollo”), solely with respect to Section 2.1 of the Roll-Up Agreement (as hereinafter defined), APO Asset Co., LLC, a Delaware limited liability company (“APO Asset Co.”), APO Corp., a Delaware corporation (“APO Corp.”) and the Transferor(s) (as defined in that certain Roll-Up Agreement, dated as of July 13, 2007, by and among the Senior Manager, Holdings, BRH, Apollo, APO Asset Co., APO Corp. and the Transferor(s) as defined therein (the “Roll-Up Agreement”). Capitalized terms used and defined herein shall have the meaning ascribed thereto in the Roll-Up Agreement as amended by this Amendment.

WHEREAS, certain parties hereto had previously entered into the Roll-Up Agreement to, among other things, contribute certain interests in the carried interests, management fees, management companies, the general partners of the various Funds and other economic and ownership interests in the various asset management businesses that operate under the “Apollo” name and which were founded by Leon Black and the other Principals, as well as set forth certain rights, privileges and obligations of the parties thereto;

WHEREAS, the Zelter Trust was subsequently made a party to the Roll-Up Agreement upon the upon the execution, delivery and acceptance of a joinder thereto in accordance with the terms thereof; and

WHEREAS, in connection with the execution and delivery of that certain Seventh Amended and Restated Exchange Agreement, dated on or about the date hereof, by and among Apollo, Holdings, and each of the other parties thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the parties hereto desire to amend certain terms, conditions and provisions of the Roll-Up Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Roll-Up Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
A.    Amendments to Roll-Up Agreement.
1.    Preamble. The definition of “Apollo” is hereby amended and restated in its entirety as Apollo Global Management, Inc., a Delaware corporation (“Apollo”).

2.    Table of Contents.    The Table of Contents is hereby amended and restated in its entirety for the addition, modification and deletion of any Articles, Sections or Subsections, and any resulting re-pagination, as a result of giving effect to the amendments to the Roll-Up Agreement set forth in this Amendment.
3.    Section 1.1 (Definitions). Section 1.1 of the Roll-Up Agreement is hereby amended by:
a.    adding the following definitions, where appropriate based on alphabetical order:
“Exchange Date” has the meaning set forth in the Exchange Agreement.
“Tax Receivable Agreement” means the Amended and Restated Tax Receivable Agreement, dated as of May 6, 2013 and as amended on September 5, 2019, by and among APO Corp., a Delaware corporation, and any successor thereto, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, and any successor thereto, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, and any successor thereto, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, and any successor thereto, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, and any successor thereto, AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership, and any successor thereto (together with all other Persons in which APO Corp. acquires a partnership interest, member interest or similar interest after the date thereof and who becomes party thereto by execution of a joinder), each Holder defined therein, and any other parties (whether original or by joinder) thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.
b.        amending and restating in their entirety the following definitions:
“Agreement Among Principals” means the Agreement Among Principals, dated as of July 3, 2007 and as amended on July 29, 2020, by and among Leon D. Black, Marc J. Rowan, Joshua J. Harris, Black Family Partners, L.P., MJH Partners, L.P., MJR Foundation LLC, BRH and Holdings, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.
“AOG Unit” refers to a unit in the Apollo Operating Group, which represents one limited partnership interest or limited liability company interest, as applicable, in each of the limited partnerships or limited liability companies that comprise the Apollo Operating Group and any securities issued or issuable in exchange for or with respect to such AOG

Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
“Apollo Operating Group” means any Apollo carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of another Apollo Operating Group entity, excluding any Funds and any Portfolio Companies. As of July 29, 2020, the Apollo Operating Group consists of Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Delaware limited partnership, Apollo Principal Holdings VI, L.P., a Delaware limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership.
“Class A Shares” means the shares of Class A common stock, $.00001 par value per share, of Apollo and any equity securities issued or issuable in exchange for or with respect to such Class A Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
“Exchange” means (i) the exchange by Holdings of an AOG Unit for a Class A Share pursuant to the Exchange Agreement (subject to adjustment in accordance with Section 2.4 of the Exchange Agreement) and the subsequent sale of such Class A Share(s), at prevailing market prices for Class A Share(s) (unless the Person requesting such Exchange is willing to accept a lower price, e.g., to effect a block trade), (ii) a redemption of AOG Units initiated by Apollo or any of its Subsidiaries, solely upon Apollo’s election, in which the Senior Manager Group elects to participate, (iii) a sale by Holdings of AOG Units in an Approved Sale or in another transaction approved by the Limited Partners participating therein, (iv) in the event of a Non-Pro Rata Exchange or, except in connection with a transaction described in clause (v) below, a Pro Rata Exchange, an In-Kind Exchange Distribution (including the corresponding exchange of an AOG Unit for Class A Shares in accordance with the Exchange Agreement) or (v) at the option of the General Partner, in the event of a Pro Rata Exchange in connection with a transaction that constitutes an Extraordinary Transaction (as defined in the Agreement Among Principals) pursuant to clause (i) of the definition thereof or a recapitalization, restructuring, roll-up or other similar transformative transaction as a result of which the entities (other than Apollo) holding AOG Units, directly or indirectly, are dissolved or merged with or into Apollo, or an Underwritten Offering (as defined in the Shareholders Agreement) of Class A Shares, an In‑Kind Exchange Distribution (including the corresponding exchange of an AOG Unit for Class A Shares in accordance with the Exchange Agreement).
“Exchange Agreement” means the Seventh Amended and Restated Exchange Agreement, dated as of July 29, 2020, by and among Apollo, each member of the Apollo Operating Group, Holdings and the other parties thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.
“Holdings LPA” means that certain Third Amended and Restated Exempted Limited Partnership Agreement, dated as of July 29, 2020, by and among Holdings, the General Partner, BRH, the Senior Manager and any other Limited Partners from time to time party thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.
“Shareholders Agreement” shall mean the Amended and Restated Shareholders Agreement by and among Apollo, BRH, Holdings, and the other parties thereto, dated as of September 5, 2019 and as amended on July 29, 2020, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.
4.    Section 3.3 (Transfers and Exchanges).
a.    Section 3.3(a) of the Roll-Up Agreement is hereby amended and restated in its entirety and replaced with the following:
“Subject to the limitations set forth in this Agreement, the Holdings LPA, the Shareholders Agreement, the Exchange Agreement, any applicable lock‑up agreement (provided that any applicable lock‑up agreement shall not be any more restrictive on the Senior Manager and his Group than it is on the Principals and other Senior Executives and their Groups) and applicable law, the Senior Manager shall have the right to cause Holdings to effect, at any time and from time to time, on one or more occasions, an Exchange with respect to all or a portion of the Pecuniary Interest in AOG Units owned by the Senior Manager or members of his Group. The proceeds from any Exchange by the Senior Manager and/or the other members of his Group, net of all selling expenses (other than selling expenses borne by Apollo pursuant to the Shareholders Agreement), shall be distributed by Holdings to the Senior Manager and/or the other members of his Group, depending on whose Pecuniary

Interest in AOG Units was so exchanged. Upon the direction by the Senior Manager to effect an Exchange in compliance with this Agreement, Holdings shall be required to undertake an exchange, on a one‑for‑one basis (or at such other ratio as may be in effect under the Exchange Agreement), of an AOG Unit, on the one hand, for a Class A Share, on the other hand, and shall use commercially reasonable efforts to promptly consummate such Exchange; provided, however, that the parties acknowledge that one or more events, such as an underwriter cutback, the unavailability of a registration, the possession of material non‑public information, or general market dislocation may affect the timing of a proposed sale or disposition of Class A Shares following an exchange. Anything herein to the contrary notwithstanding, (x) at the option of the General Partner, in the event of a Pro Rata Exchange in connection with a transaction that constitutes an Extraordinary Transaction (as defined in the Agreement Among Principals) pursuant to clause (i) of the definition thereof or a recapitalization, restructuring, roll-up or other similar transformative transaction as a result of which the entities (other than Apollo) holding AOG Units, directly or indirectly, are dissolved or merged with or into Apollo, an Underwritten Offering (as defined in the Shareholders Agreement) of Class A Shares or an Exchange pursuant to clause (i), (ii) or (iii) of the definition thereof, and (y) in the event of any other Pro Rata Exchange or any Non-Pro Rata Exchange (including any Non-Plan Exchange or Plan Exchange), in each case in lieu of an Exchange, Holdings will make an In-Kind Exchange Distribution. No In‑Kind Exchange Distribution may be made unless the recipient is already a party to the Exchange Agreement as an “Apollo Principal Holder” and a party to the Shareholders Agreement as a Shareholder (or becomes so upon or substantially simultaneous with such In‑Kind Exchange Distribution). In addition, upon an In‑Kind Exchange Distribution, the recipient, or its designated Substitute Exchanging Apollo Principal Holder (as defined in the Exchange Agreement), if applicable, shall exchange the AOG Units received for Class A Shares on the Exchange Date with respect to which the Senior Manager directed such Exchange. The Senior Manager and his Group shall indemnify and hold harmless Holdings and the other Limited Partners from any liabilities or expenses (other than selling expenses borne by Apollo pursuant to the Shareholders Agreement) incurred in connection with such Exchange, other than with respect to any taxable income realized by such other Limited Partners as a result of the Exchange, or, in the case of a Pro Rata Exchange, to the extent attributable to the Senior Manager or a member of his Group. If the Senior Manager or a member of his Group requests an Exchange, then Holdings shall request an Exchange under the Exchange Agreement to cover such Exchange in a manner that would permit the applicable notice provisions under the Exchange Agreement to be met in order for the Exchange to occur on the same Exchange Date with respect to which the Senior Manager directed such Exchange; provided, that, in the event of a Pro Rata Exchange, subject to clause (v) of the definition of “Exchange,” if the General Partner elects to make an In‑Kind Exchange Distribution in lieu of such Exchange, then the General Partner shall make such election and cause such

In‑Kind Exchange Distribution to occur in a manner that would permit the applicable notice provisions under the Exchange Agreement to be met in order for the Exchange to occur on the applicable Exchange Date with respect to which the Senior Manager directed such Exchange.”
5.    Section 3.5 (Registration Rights).    Section 3.5 of the Roll-Up Agreement is hereby amended by deleting the last sentence thereof.
6.    Section 3.8 (Certain Covenants with Respect to Principals).    Section 3.8 of the Roll-Up Agreement is hereby amended and restated in its entirety and replaced with the following:
“Holdings and BRH agree that, unless the Senior Manager and his Group are given equivalent provisions, no modifications, waivers or additional agreements shall be made that benefit any Principal or a member of his Group (or in the case of clause (iii), all Principals) (i) to the terms of the Exchange Agreement that would permit more AOG Units to be exchanged or to be exchanged at an earlier time or that would permit AOG Units that were otherwise not exchangeable to be exchanged or to permit more Class A Shares to be sold or to be sold at an earlier time or to permit Class A Shares to be sold that would otherwise not be permitted to be sold, (ii) to the registration rights provisions of Article V of the Shareholders Agreement, (iii) to the restrictive covenants and limitations on outside activities (contained in Sections 1 and Section 6 of each Principal’s Employment Agreement) applicable to all of the Principals with respect to the scope of such covenants or limitations or the reduction of the restrictive period (but only if the reduction results in a restrictive period shorter than the restrictive period applicable to the Senior Manager), or (iv) to the Tax Receivables Agreement. Prior to the time as such Principal is no longer providing services as a partner to, or employed by, an Apollo Service Recipient, Apollo shall not, and shall not permit any Apollo Service Recipient to, amend or waive the restrictive covenants and limitations on outside activities applicable to any Principal (as set forth in Sections 1 and 6 of such Principal’s Employment Agreement). The Senior Manager shall have the right, on his behalf and on behalf of his Group, to waive the rights afforded pursuant to this Section 3.8.”
7.    Section 6.1 (Notices).    Section 6.1 of the Roll-Up Agreement is hereby amended and restated in its entirety and replaced with the following:
“NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered (i) in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 6.1) or nationally recognized overnight courier, or (ii) by electronic mail, in each case addressed to such party at the address and facsimile number set forth on Schedule III (or at such other address for a party as shall be specified in a notice given to each of the other parties hereto in accordance with this Section 6.1).”

8.    Section 6.4 (Counterparts). Section 6.4 of the Roll-Up Agreement is hereby amended and restated in its entirety as follows:
“This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. Copies of executed counterparts transmitted by electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.4.”
9.    Schedule I (Members of the Senior Manager’s Group) & Schedule III (Notices).
a.    Schedule I to the Roll-Up Agreement is hereby amended and restated in its entirety by Annex I to this Amendment.
b.    Schedule III to the Roll-Up Agreement is hereby amended and restated in its entirety by Annex II to this Amendment
10.    Exhibit A (Joinder).    Exhibit A to the Roll-Up Agreement is hereby amended by inserting the phrase “as amended by that certain Amendment No. 1, dated as of July 29, 2020,” to the end of the first sentence of the preamble thereof.
B.    Consent to Certain Amendments. The undersigned Senior Manager acknowledges and agrees that it has had the opportunity to review (i) the Shareholders Agreement, (ii) the Exchange Agreement and (iii) the Holdings LPA, in each case as adopted or to be adopted on or about the date hereof. The undersigned Senior Manager acknowledges and agrees, in accordance with the applicable provisions of each of the foregoing agreements, to the amendments to the foregoing agreements on or about the date hereof given effect by the execution and delivery thereof.

C.    Miscellaneous. This Amendment, the Roll-Up Agreement as amended hereby and the Holdings LPA contain the complete agreement among the parties with respect to the subject hereof and thereof, and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, (i) the Roll-Up Agreement shall remain in full force and effect, and (ii) the terms and provisions of Article VI of the Roll-Up Agreement as amended hereby are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.
AP PROFESSIONAL HOLDINGS, L.P.
By:    BRH Holdings GP, Ltd.
    its General Partner
By:    /s/ John J. Suydam a
John J. Suydam
    Vice President

BRH HOLDINGS, L.P.

By:    BRH Holdings GP, Ltd.
    its General Partner
By:    /s/ John J. Suydam a    John J. Suydam
    Vice President

APOLLO GLOBAL MANAGEMENT, INC.

By:    /s/ John J. Suydam a
John J. Suydam
    Chief Legal Officer

[Amendment No. 1 to Roll up Agreement – Zelter]

APO CORP.
By:    /s/ John J. Suydam a
John J. Suydam
    Director

APO ASSET CO., LLC
By:    Apollo Global Management, Inc.
    its Sole Member
By:    /s/ John J. Suydam a
John J. Suydam
    Vice President

[Amendment No. 1 to Roll up Agreement – Zelter]

/s/ James C. Zelter a
    James C. Zelter

THE JAMES AND VIVIAN ZELTER GST EXEMPT FAMILY TRUST
By:    /s/ James C. Zelter a
Name:    James C. Zelter
Title:    Trustee

[Amendment No. 1 to Roll up Agreement – Zelter]

ANNEX I

SCHEDULE I
Members of the Senior Manager’s Group
Group
“Group” includes, without limitation, The James and Vivian Zelter GST Exempt Family Trust.

ANNEX II

SCHEDULE III
NOTICES
If, to Holdings or BRH:

If, to the Senior Manager or
a Family Holding Entity (if
applicable):